As filed with the Securities and Exchange Commission on March 31, 2026.

Registration No. 333-268780

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASCENT INDUSTRIES CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	57-0426694
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

20 N. Martingale Rd, Suite 430

Schaumburg, IL 60173

(630) 884-9181

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

J. Bryan Kitchen President and Chief Executive Officer Ascent Industries Co. 20 N. Martingale Rd, Suite 430 Schaumburg, Illinois 60173 (630) 884-9181	Copies of Communications to: Eric M. Fogel Larry C. Tomlin Amundsen Davis, LLC 150 North Michigan Avenue, Suite 3300 Chicago, IL 60601 (312) 894-3325
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________________

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

The registrant is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-268780), initially filed with the Securities and Exchange Commission December 13, 2022 and declared effective on December 21, 2022 (the “Registration Statement”), to deregister all securities registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment is filed.

In compliance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the registrant is filing this Post-Effective Amendment to remove from registration, by means of a post-effective amendment, any of the registered securities which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Cook, State of Illinois, on this 31st day of March, 2026.

Ascent Industries Co.

By:	/s/ J. Bryan Kitchen
J. Bryan Kitchen
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 in reliance upon Rule 478 under the Securities Act of 1933, as amended.